Bakkt Reports Third Quarter 2025 Results

-GAAP revenue1 of $402.2 million, up 27% year-over-year
-GAAP net loss of $23.2 million, primarily due to 2024 registered direct offering warrant liability mark-to-market
-Adjusted EBITDA of $28.7 million, up 241% year-over-year
-Ended the quarter with $64.4 million in cash and restricted cash with no long-term debt
-Completed sale of Loyalty business October 1, 2025
-Closed Up-C collapse on November 3rd, 2025, simplifying governance with single share class
-Appointed Richard Galvin to Board of Directors

ALPHARETTA, GA – November 10, 2025 – Bakkt Holdings, Inc. (“Bakkt,” “Company,” “we” or “us”) (NYSE: BKKT) announced its financial and operational results for the quarter ended September 30, 2025 and provided an update on certain business developments.

Q3 2025 Financial Highlights

$ in millions	3Q25	3Q24	Increase/ (decrease)
GAAP revenue[1]	$402.2	$316.3	27.1%
Crypto costs and execution, clearing and brokerage fees	400.8	315.0	27.2%
Operating expenses, excluding crypto costs and execution, clearing and brokerage fees	26.7	26.4	NM
Total operating expenses	427.5	341.5	25.2%
GAAP operating loss from continuing operations	(25.3)	(25.1)	0.5%
GAAP net loss from continuing operations	(21.6)	(3.8)	NM
GAAP net loss	(23.2)	(6.9)	NM
Adjusted net income (loss) from continuing operations (Non-GAAP)[2]	15.7	(3.8)	516.1%
Adjusted EBITDA gain (loss) (Non-GAAP)	$28.7	($20.1)	240.6%

Q3 2025 and Recent Operational Updates:
•Bakkt’s Transformation:
•This quarter, Bakkt finalized the sale of its Loyalty business, completing its exit from all non-core operations - a key milestone in Bakkt’s strategic transformation. Additionally, the Company has streamlined its activities accordingly:
1 In accordance with GAAP, crypto services revenue and crypto costs and execution, clearing and brokerage fees are presented on a gross basis as the Company is a principal in those transactions.
2 Due to the ongoing U.S. government shutdown, the Company has been unable to consult with the SEC with respect to obtaining pre-clearance regarding the presentation of contributions from new business activity in GAAP revenue. The Company is presenting “Adjusted net income (loss) from continuing operations,” a Non-GAAP measure, relating to continuing operations only, to reflect the full economic contribution of these activities. For reconciliation and further notes, please see tables at the end of this release.

•Bakkt Markets, serves as the foundation, providing institutional-grade trading, liquidity, and regulated custody through a 50-state licensing footprint and a New York BitLicense, enabling B2B and B2B2C clients to operate with speed and compliance.
•Bakkt Agent, the Company’s AI-enabled programmable-finance and stablecoin platform, combining AI-driven interfaces with compliant cross-border payments to power global money movement, savings, and yield through banking partners.
•Bakkt Global, represents Bakkt’s international expansion model, leveraging its technology and infrastructure into new jurisdictions through minority investments – beginning with Japan – to create long-term recurring revenue opportunities.
•These activities expand Bakkt’s reach across trading, payments, and international markets, marking a critical step in the Company’s evolution into a unified digital-asset infrastructure platform. Bakkt expects to conclude that transformation in the fourth quarter.
•Simplified Capital Structure and Long-Term Debt-Free Balance Sheet:
•Bakkt ended the quarter long-term debt-free and with $64.4 million in cash and cash equivalents and restricted cash. In addition, as of November 3rd the Company completed the collapse of its legacy Up-C structure, unifying all shareholders under a single class of stock.
•Strengthened Board Leadership and Governance:
•Bakkt announced today that Richard Galvin has been appointed to its Board of Directors. Mr. Galvin brings more than two decades of senior experience across global equity, derivatives, and technology investment banking, alongside deep institutional expertise investing across venture and liquid digital asset markets as Executive Chairman and CIO of DACM. His background at the intersection of traditional capital markets and digital assets adds a differentiated perspective to the Board as Bakkt continues advancing its international expansion and infrastructure strategy.
•“I’m pleased to join Bakkt’s Board at a time when the company is scaling its infrastructure and expanding globally as adoption of digital asset technology accelerates,” said Mr. Galvin. “Bakkt is building an important foundation for how digital assets are traded and integrated into modern financial systems, and I look forward to contributing to its next phase of growth.”
•Bakkt further reinforced its commitment to world-class governance on its Board of Directors with the appointments of Mike Alfred and Lyn Alden—two highly respected investors and operators in the fields of digital assets and global macroeconomics. These additions broaden the Board’s expertise across capital markets, technology, and digital asset strategy, enhancing Bakkt’s ability to navigate and lead through the ongoing transformation of digital finance.

Management Commentary:
“The third quarter represents a defining moment in Bakkt’s transformation. We’ve simplified our structure, sharpened our strategy, and delivered positive adjusted EBITDA – clear evidence that our reset is working,” said Akshay Naheta, President and Chief Executive Officer of Bakkt. “With our transformation nearing completion, Bakkt is now positioned as a focused, capital-disciplined digital-asset infrastructure company built for scale and long-term profitability.”
“Our team executed decisively this quarter – collapsing the legacy Up-C structure, unifying the share class, eliminating all debt, and strengthening liquidity through disciplined capital raises. The result is a cleaner balance sheet, improved governance, and stronger institutional eligibility. Every dollar now goes toward monetization – trading spreads, custody fees, and stablecoin and payments volume.”

“Our operating model is anchored around three growth engines: Bakkt Markets, which provides regulated trading, custody, and liquidity; Bakkt Agent, our programmable-finance platform that enables partners to launch neo-banking and cross-border-payment products; and Bakkt Global, which extends our infrastructure into new jurisdictions through a minority-investment approach. Together, we have formed one integrated platform that connects how markets trade, how money moves, and how value is stored.”
“As we move through the fourth quarter, our priorities are clear: complete the transformation, expand customer adoption, and prepare for acceleration in 2026. We’re enhancing our technology stack, tightening costs, refreshing the Bakkt brand, and readying for our upcoming Investor Day in Q1’2026 to align on the next phase of growth.”
“The heavy lifting is largely behind us, and the momentum heading into 2026 is real. We have rebuilt Bakkt into a leaner, faster, and more focused organization with a clear mission – to power the structural re-architecture of global finance.”

Q3 2025 Financial Highlights3 (unaudited):
•GAAP revenue was $402.2 million, up 27.1% year-over-year, reflecting higher crypto market activity.
•Total operating expenses were $427.5 million, up 25.2% year-over-year primarily due to an increase in crypto costs and execution, clearing and brokerage fees (“ECB”) as a result of higher trading volume.
•GAAP net loss was $23.2 million, primarily driven by a non-cash loss from the change in fair value of the 2024 registered direct offering warrant liability mark-to-market of $37.2 million as a result of a material increase in Bakkt’s stock price in Q3 2025.
•GAAP net loss from continuing operations was $21.6 million, primarily driven by the change in the fair value of warrant liability.
•Adjusted net income (loss) from continuing operations was $15.7 million2 driven by gains from new business activity.
•Adjusted EBITDA (non-GAAP) was $28.7 million, up 240.6% year-over-year primarily due to gain from operations and lower SG&A.

Webcast and Conference Call Information
Bakkt will host a conference call at 8:30 AM EST, November 10, 2025. The conference call will be webcast live and archived on the investor relations section of Bakkt’s corporate website under the ‘News & Events’ section, along with any related earnings materials. Attendance information is provided below.

Conference Call Details:
•Date: November 10, 2025
•Time: 8:30 AM EST
•Participant Call Links:
oLive Webcast: Link
oParticipant Call Registration: Link
3 The below financial highlights reflect continuing operations. On October 1, 2025, Bakkt completed the sale of its Loyalty and Travel Redemption business to Project Labrador Holdco LLC, a subsidiary of Roman DBDR Technology Advisors. In accordance with ASC 205-20, the Loyalty business is now classified as discontinued operations beginning in the third quarter of 2025. As a result, its financial results are now reported separately, and related assets and liabilities are presented as held for sale in the Company’s consolidated financial statements.

About Bakkt
Founded in 2018, Bakkt is building the backbone of next-generation financial infrastructure. The company provides solutions that enable institutional participation in the digital asset economy — spanning Bitcoin, tokenization, stablecoin payments, and AI-driven finance. With the scale, security, and regulatory compliance demanded by global institutions, Bakkt is positioned at the center of a generational transformation in what money is, how it moves, and how markets operate.

Bakkt is headquartered in Alpharetta, GA. For more information, visit: https://www.bakkt.com/ |
X - @Bakkt | LinkedIn

Investor Relations
Yujia Zhai
Orange Group
yujia@orangegroupadvisors.com

Media
LunaLuna PR
Gregor@lunapr.io
Laura@lunapr.io

Note on Forward-Looking Statements
This release and accompanying remarks contain “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “will,” “likely,” “expect,” “continue,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “projection,” “outlook,” “grow,” “progress,” “potential” or other variations of these terms, as well as similar expressions that discuss future plans, actions, or events. The absence of such words does not mean that a statement is not forward-looking. These statements are based on the current beliefs and expectations of Bakkt Holdings, Inc. (the “Company”) and are inherently subject to significant business, economic, and competitive uncertainties and contingencies—many of which are difficult to predict and are beyond the Company’s control. Forward-looking statements in this release may include, for example, statements about: expectations regarding the Company’s strategic transformation and completion thereof; future financial and operational performance; expansion of Bakkt Markets, Agent, and Global; anticipated benefits of its investment in Japan and other international markets; product launches and scalability; cost optimization and capital structure; industry growth in stablecoins, tokenization and digital assets; governance initiatives; and regulatory and partnership developments.

Actual results and the timing of events may differ materially from those anticipated due to a number of factors, including but not limited to: the Company’s ability to grow and manage growth profitably; the possibility that the Company may be unable to obtain the applicable regulatory approvals to execute on the commercial agreement with Distributed Technologies Research Global Ltd. (“DTR”); whether the Company will be able to successfully integrate its operations with those of DTR, including its infrastructure, and achieve the expected benefits therefrom; the regulatory environment for crypto currencies and digital stablecoin payments; changes in the Company’s business strategy; the Company's adoption of its updated Investment Policy (“Investment Policy”) and related treasury strategy, including the Company’s ability to successfully consummate acquisitions, integrate or manage investments in potential acquisition targets and investees; the price of digital assets, including Bitcoin; risks associated with owning digital assets, including Bitcoin, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual, form and decentralized network; the fluctuation of the Company’s operating results, including because the Company may be required to account for its digital assets at fair value; the Company’s ability to time the price of its purchase of digital assets pursuant to its strategy; the impact of the market value of digital assets on the Company’s ability to satisfy its financial obligations, including any debt financings; unrealized fair value gains on its digital asset holdings subjecting the Company to the corporate alternative minimum tax; legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets the Company holds, including Bitcoin, as a security causing the Company to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940; competition by other Bitcoin treasury companies and the availability of spot-traded products for Bitcoin; enhanced regulatory oversight as a result of the Company’s Investment Policy and related treasury strategy; the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets; the concentration of the Company’s expected digital asset holdings relative to non-digital assets; the inability to use the Company’s digital asset holdings as a source of liquidity to the same extent as cash and cash equivalents, due to, for example, risks associated with digital assets and other risks inherent to its entirely electronic, virtual form and decentralized network; the Company or a third-party service provider experiencing a security breach or cyber-attack where unauthorized parties obtain access to its digital assets; the loss of access to or theft or data loss of the Company’s digital assets, which could be unrecoverable due to the immutable nature of blockchain transactions; if the Company elects to hold its digital assets through a third-party custodian, the loss of direct control over its digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of its digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are comprised, including as a result of a cyber-attack; the Company not being subject to the legal and regulatory protections applicable to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers; the non-performance, breach of contract or other violations by counterparties assisting the Company in effecting its Investment Policy and related treasury strategy; the Company’s future capital requirements and sources and uses of cash, including funds to satisfy its liquidity needs; the Company’s ability to raise capital and investments in us, including by our chief executive officer; changes in the market in which the Company competes, including with respect to its competitive landscape, technology evolution or changes in applicable laws or regulations; changes in the markets that the Company targets; volatility and disruptions in the crypto, digital payments and stablecoin markets that subject the Company to additional risks, including the risk that banks may not provide banking services to the Company and market sentiments regarding crypto currencies, digital payments and stablecoins; the possibility that the Company may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors; the Company’s ability to launch new services and products, including with its expected commercial partners, or to profitably expand into new markets and services; the Company’s ability to execute its growth strategies, including identifying and executing acquisitions and divestitures and the Company’s initiatives to add new clients; the Company’s ability to reach definitive agreements with its expected commercial counterparties; the Company’s failure to comply with extensive government regulations, oversight, licensure and appraisals; uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and crypto; the Company’s ability to establish and maintain effective internal controls and procedures; the exposure to any liability, protracted and costly litigation or reputational damage relating to the Company’s data security; the impact of any goodwill or other intangible assets impairments on the Company’s operating results; certain capabilities and features described under Bakkt Agent which are based on technology licensed from DTR pursuant to the existing commercial agreement, and as a result of Bakkt’s lack of control over DTR, there can be no assurance that DTR will continue to make available, support, or develop the underlying technology necessary for Bakkt Agent’s continued performance; and the Company’s ability to maintain the listing of its securities on the New York Stock Exchange.

These and other risks are detailed in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K for the year ended December 31, 2024, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and the risk factors regarding the Company’s treasury strategy set forth in Exhibit 99.1 to its Current Report on Form 8-K, filed June 10, 2025.

You are cautioned not to place undue reliance on forward-looking statements. These statements speak only as of the date of this release, and Bakkt undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Bakkt Q3 2025 Financial Statements

Consolidated Balance Sheets

$ in thousands except per share data	As of 9/30/25	As of 12/31/24
Assets
Current assets
Cash and cash equivalents	$58,319	$39,049
Restricted cash	6,117	24,889
Customer funds	11,061	88,566
Available-for-sale securities	5,094	—
Accounts receivable, net	12,558	7,683
Prepaid insurance	3,960	3,971
Assets of businesses held for sale	20,879	19,684
Other current assets	2,487	2,168
Total current assets	120,475	186,010
Property, equipment and software, net	1,532	2,064
Goodwill	64,658	68,001
Intangible assets	5,550	2,900
Equity Method Investment	11,472	—
Derivative Asset	43,350	—
Non-current assets held for sale	3,576	—
Other assets	7,649	10,403
Total assets	$258,262	$269,378
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued liabilities	$18,009	$14,260
Customer funds payable	11,061	88,566
Deferred revenue, current	789	—
Due to related party	—	2,360
Liabilities of businesses held for sale	20,852	33,907
Other current liabilities	3,064	4,752
Total current liabilities	53,775	143,845
Warrant liability	60,748	46,923
Noncurrent liabilities held for sale	4,968	—
Other noncurrent liabilities	10,207	15,757
Total liabilities	129,698	206,525
Stockholders' equity
Class A Common Stock ($0.0001 par value, 560,000,000 shares authorized, 16,466,495 shares issued and outstanding as of September 30, 2025 and 6,510,885 shares issued and outstanding as of December 31, 2024)	2	1
Class V Common Stock ($0.0001 par value, 10,000,000 shares authorized, 7,174,575 shares issued and outstanding as of September 30, 2025 and 7,178,303 shares issued and outstanding as of December 31, 2024)	1	1
Additional paid-in capital	934,896	832,693

Accumulated other comprehensive loss	(603)	(841)
Accumulated deficit	(819,902)	(797,960)
Total Bakkt Holdings, Inc. stockholders' equity	114,394	33,894
Noncontrolling interest	14,170	28,959
Total equity	128,564	62,853
Total liabilities and stockholders' equity	$258,262	$269,378

Consolidated Statements of Operations

$ in thousands except per share data	3Q25	3Q24
Revenues:
Crypto services	$402,211	$316,333
Total revenues and gains from operations	402,211	316,333
Operating expenses:
Crypto costs	396,815	312,841
Execution, clearing and brokerage fees	3,965	2,207
Compensation and benefits	8,084	9,868
Professional services	7,364	5,282
Technology and communication	2,210	2,158
Selling, general and administrative	3,211	7,830
Depreciation and amortization	153	107
Related party expenses	—	150
Impairment of long-lived assets	480	601
Restructuring expenses	5,107	425
Other operating expenses	85	1
Total operating expenses	427,474	341,470
Operating loss from continuing operations	(25,263)	(25,137)
Interest (expense) income, net	(50)	1,014
(Loss) gain from change in fair value of warrant liability	(37,187)	19,984
Other (expense) income, net	40,921	263
Loss from continuing operations before income taxes	(21,579)	(3,876)
Income tax (expense) benefit	25	113
Net loss from continuing operations	(21,554)	(3,763)
Net loss from discontinued operations, net of tax	(1,602)	(2,528)
Net loss	(23,156)	(6,291)
Less: Net loss attributable to noncontrolling interest	(8,238)	(3,398)
Net loss attributable to Bakkt Holdings, Inc.	$(14,918)	$(2,893)

Net loss per share attributable to Class A Common Stockholders
Basic and diluted	$ (1.15)	$(0.45)

Consolidated Statements of Cash Flows

$ in thousands	9 Months Ended 9/30/25	9 Months Ended 9/30/24
Cash flows from operating activities:
Net loss	$(37,069)	$(63,078)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	527	281
Non-cash lease expense	832	989
Share-based compensation expense	17,797	13,049
Impairment of long-lived assets	708	889
Loss on sale of Bakkt Trust	2,301	—
Gain on lease assignment	(1,755)	—
(Gain) loss from change in fair value of warrant liability	13,543	(13,916)
Loss on disposal of convertible debenture	2,617	—
Change in fair value of derivative asset	(43,350)	—
Other	537	2
Changes in operating assets and liabilities:
Accounts receivable	(7,321)	3,679
Prepaid insurance	12	7,430
Accounts payable and accrued liabilities	(3,352)	(13,679)
Due to related party	(2,360)	(570)
Deferred revenue	(133)	(2,877)
Operating lease liabilities	(3,572)	(2,619)
Customer funds payable	(77,505)	18,625
Assets and liabilities of businesses held for sale	(3,476)	—
Other assets and liabilities	(1,567)	(810)
Net cash (used in operating activities	(142,586)	(52,605)
Cash flows from investing activities:
Capitalized internal-use software development costs and other capital expenditures	(703)	(2,779)
Purchase of available-for-sale securities	(5,094)	(25,986)
Proceeds from the settlement of available-for-sale securities	—	36,660
Proceeds from Sale of Bakkt Trust	4,518	—
Purchase of intangible assets	(2,650)	—
Purchase of equity method investment	(11,472)	—
Net cash used in investing activities	(15,401)	7,895
Cash flows from financing activities:
Proceeds from Concurrent Offerings, net of issuance costs	—	46,505
Proceeds from the exercise of warrants	1	3
Withholding tax payments on net share settlements on equity awards	(3,417)	(2,430)
Proceeds from Common Stock Issuance, net of issuance costs	62,961	—
Proceeds from exercise of pre-funded warrants	7,464	—
Repayment of Convertible Debenture	(7,875)	—
Proceeds from borrowings on revolving credit facility	5,000	—
Proceeds on revolving credit facility	(5,000)	—

Proceeds from issuance of convertible debentures, net of issuance costs	22,220	—
Net cash provided by financing activities	81,354	44,078
Effect of exchange rate changes	592	(373)
Net (decrease) increase in cash, cash equivalents, restricted cash, customer funds and deposits	(76,041)	(1,005)
Cash, cash equivalents, restricted cash, customer funds and deposits at the beginning of the period	153,746	118,498
Cash, cash equivalents, restricted cash, customer funds and deposits at the end of the period	$77,705	$117,493

Reconciliation of Non-GAAP Financial Measures

This release includes discussions of non-GAAP financial measures such as Adjusted net income (loss) from continuing operations, EBITDA and Adjusted EBITDA, which are financial measures that are not calculated in accordance with GAAP. These non-GAAP measures have no standardized meaning and are not defined under GAAP and, therefore, may not be comparable to similar measures presented by other companies. The presentation of these Non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or as superior to the financial information presented in accordance with GAAP. The Company uses non-GAAP financial measures to assist in evaluating its performance for purposes of business decision-making. The Company believes that presenting non-GAAP financial measures is useful to investors because it (a) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that we believe do not directly reflect our core operations, (b) permits investors to view performance using the same tools that we use to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (c) otherwise provides supplemental information that may be useful to investors in evaluating our results. These measures are provided on a supplemental basis for transparency and comparability, and do not modify reported GAAP revenue.

EBITDA and Adjusted EBITDA
Non-GAAP financial measures like EBITDA and Adjusted EBITDA have no standardized meanings and are not defined by accounting principles generally accepted in the United States of America ("GAAP") and, therefore, may not be comparable to similar measures presented by other companies. Such Non-GAAP financial measures have limitations, should be considered as supplemental in nature and are not meant as a substitute for the related financial information prepared in accordance with GAAP. The Non-GAAP financial measures should be considered alongside other financial performance measures, including net loss and our other financial results presented in accordance with GAAP.

Adjusted net income from continuing operations
Due to the ongoing U.S. government shutdown, the Company has been unable to consult with the SEC with respect to obtaining pre-clearance regarding the presentation of contributions from new business activity in GAAP revenue. The Company is presenting “Adjusted net income from continuing operations,” a Non-GAAP measure, relating to continuing operations only, to reflect the full economic contribution of these activities. Adjusted Net Income from Continuing Operations (Non-GAAP) is a performance measure that excludes certain items to provide investors with additional insight into the underlying trends of the Company’s business. Adjusted Net Income from Continuing Operations excludes (i) the non-cash fair value remeasurement of warrant liability, (ii) income tax expense (benefit), and (iii) interest expense (income), net. Management believes these adjustments facilitate comparisons of financial performance by removing items that are not reflective of the Company’s ongoing economic model. Adjusted Net Income from Continuing Operations is a non-GAAP financial measure and should be considered in addition to, and not as a substitute for, results prepared in accordance with GAAP. A reconciliation between GAAP Net Income (Loss) from Continuing Operations and Adjusted Net Income from Continuing Operations is provided below.

Adjusted Net Income (loss) from Continuing Operations Reconciliation

$ in thousands	3Q25
GAAP Net Income (loss) from continuing operations	(21,554)
Interest (expense) income, net	50
(Loss) gain from change in fair value of warrant liability	37,187
Income tax expense (benefit)	(25)
Adjusted net income (loss) from continuing operations	$15,658

Non-GAAP Adjusted EBITDA Reconciliation

$ in thousands	3Q25	3Q24
Net income (loss)	$(23,156)	$(6,291)
Depreciation and amortization	153	107
Interest income, net	50	(1,014)
Income tax expense (benefit)	(25)	(113)
EBITDA	(22,978)	(7,311)
Share-based and unit-based compensation expense	4,731	2,263
Loss (gain) from change in fair value of warrant liability	37,187	(19,984)
Impairment of long-lived assets	480	601
Restructuring expenses	5,107	425
Transition services expense	—	1,033
Loss on extinguishment of convertible debenture	2,617	—
Loss from discontinued operations	1,602	2,528
Adjusted EBITDA (loss)	$28,746	$(20,445)